Exhibit 99.1

FOR IMMEDIATE RELEASE

TCM|Strategic Partners Invests $53.5 million in Digimarc

Provides Growth Capital as Market for Platform Expands

Beaverton, Ore. – September 29, 2020 – Digimarc Corporation (NASDAQ: DMRC), creator of the Digimarc Platform for digital identification and detection, today announced a $53.5 million investment from TCM|Strategic Partners led by long time shareholder Riley McCormack.

“We are very pleased by the vote of confidence evidenced in this investment from TCM|Strategic Partners and look forward to welcoming its principal investor, Riley McCormack, to our Board of Directors. Riley is a long time shareholder, astute investor, and an extremely diligent student of the company and its strategy who will help guide the company through continuing expansion of the market for our platform, such as the massive sustainability initiative announced recently,” said Bruce Davis, Chairman and CEO. “This investment gives us adequate working capital for the foreseeable future, allowing management to focus all its energy on growth of the business and continuing roll out of Digimarc Barcode as successor to traditional barcodes.”

Mr. McCormack explained, “TCM|Strategic’s decision to make this investment was the result of two conclusions:

•	The Legacy Business and the Growth Business are each worth more today than the current enterprise value of the entire company.

•	The Growth Business has not only the opportunity but also the high likelihood of being worth significantly more in the future.”

TCM purchased approximately 2.5 million shares of common stock, representing 19.9% of the company’s outstanding common stock, with the balance of the investment to be made through the purchase of convertible preferred shares, subject to the satisfaction of customary closing conditions. The convertible preferred shares will convert automatically following shareholder approval required under Nasdaq Listing Rules 5635(b) and 5635(d).

A summary of the principal terms of the investment follow. Please refer to the Form 8-K and documents filed with the SEC for additional information:

•	Investment Amount: $53.5 million

•	Securities Purchased:

•	2,542,079 shares of common stock (equal to 19.9% of common stock outstanding) for an aggregate purchase price of $36,529,675

•	16,970 shares of Series B Convertible Preferred Stock for an aggregate purchase price of $16,970,000, subject to the satisfaction of customary closing conditions

•	Purchase Price Per Share for Common Stock: $14.37/share, a 15% discount to the average closing price of Digimarc common stock for the trading days from August 24 – September 28, 2020

•	Terms of Series B Convertible Preferred:

•

Dividends: 7.5% per year, cumulative; payable in cash or, at the option of Digimarc, accumulated and added to the Liquidation Preference (described below). Also entitled to participate in dividends declared or paid on the common stock on an as-converted basis

•	Conversion: No conversion unless and until shareholder approval is obtained; the preferred will convert automatically into common stock following receipt of shareholder approval

•	Conversion Price: $14.37/share

•	Liquidation Preference: Purchase price plus accumulated and accrued but unpaid dividends

•	Payment upon change of control, liquidation or dissolution: Greater of (i) Liquidation Preference, or (ii) amount holder is entitled to receive on an as-converted basis

•	Repurchases or Exchanges: participate in offers to repurchase or exchange shares of common stock on an as-converted basis

•	Voting Rights: Vote with common on an as-converted basis (calculated on the basis of the voting conversion price), subject to 19.9% cap on combined voting power of common stock and preferred

•

Protective Provisions: A majority of the outstanding preferred will be required to approve specified company actions that could adversely affect the preferred stock ((i) creation or issuance of parity or senior securities, (ii) amendments or modifications to Articles of Incorporation that would adversely affect the rights, preferences or voting powers of the preferred stock, (iii) certain business combinations and transactions in which preferred stock is not cashed out, unless the rights, preferences or voting powers of Preferred Stock are not adversely affected, and (iv) certain transactions with affiliates)

•

Restrictions on Transfer: Subject to specified exceptions, for one year following the closing, TCM|Strategic may not transfer shares of common stock issued in connection with the investment. The same restriction applies to the preferred shares for six months following the closing.

•

Standstill: Subject to specified exceptions, for one year following the close of the transaction, TCM|Strategic is subject to restrictions on, among other things, acquiring securities, assets or indebtedness of Digimarc, or effecting a tender or exchange offer, merger or other business combination involving Digimarc or its assets. TCM|Strategic and its affiliates may, during this time, make additional purchases that, aggregated with this investment, would not exceed 27.5% of the outstanding common stock.

•	Board Representation: Riley McCormack will be appointed to the board of directors of Digimarc Corporation.

A special meeting of the shareholders to approve the conversion of the preferred shares into common will be scheduled shortly.

About Digimarc

Digimarc Corporation (NASDAQ: DMRC) is a pioneer in the automatic identification of media, including packaging, other commercial print, digital images, audio and video. The Digimarc Platform provides innovative and comprehensive automatic identification software and services to simplify search and transform information discovery through unparalleled reliability, efficiency and security. The Digimarc Platform enables applications that benefit retailers and consumer brands, national and state government agencies, media and entertainment industries, and others. Digimarc is based in Beaverton, Oregon, with a growing supplier network around the world. Visit digimarc.com and follow us @digimarc to learn more about The Barcode of Everything®.

About TCM|Strategic

TCM|Strategic is an investment fund managed by Riley McCormack. Prior to founding TCM|Strategic, Mr. McCormack was the founder, CEO and PM of Tracer Capital Management, a $1.5 billion NY-based global Technology, Media and Telecommunication Hedge Fund. Prior to Tracer, Mr. McCormack was a partner at Coatue Capital and a High Yield research analyst at Morgan Stanley. Mr. McCormack graduated Summa Cum Laude from the Wharton School, University of Pennsylvania, where he was a Benjamin Franklin Scholar and a Joseph Wharton Scholar.

Forward-looking Statements and Additional Information

This press release includes “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 27A of the Securities Act of 1933. These statements include, without limitation, statements regarding the investment by TCM|Strategic and participation of its principal investor, the current and future value of the Company and its businesses, the continued expansion of the market for our platform, various initiatives, the adequacy of our working capital and the increase in the value of our growth business. Such forward-looking statements include all other statements that are not historical facts, as statements that are preceded by, followed by or that include words or phrases such as “may,” “might,” “plan,” “should,” “could,” “expect,” “anticipate,” “intend,” “believe,” “project,” “forecast,” “estimate,” “continue,” and variations of such terms or similar expressions. These forward-looking statements are based on our expectations and beliefs concerning future events impacting us, and are subject to uncertainties and factors which are difficult to predict and, in many instances, are beyond our control. As a result, our actual results could differ materially from those expressed in or implied by any such forward-looking statements, including as a result of the size and growth of our markets; protection, development and enforcement of our intellectual property portfolio; adoption or endorsement of our technology by leading companies in the retail and consumer products industries or standard-setting bodies or institutions; our future profitability; competition from larger companies or alternative technologies; and acceptance in our markets of our revenue models and pricing structures. Investors are cautioned not to place undue reliance on such statements, which reflect management’s opinions only as of the date of this release. More detailed information about risk factors that may affect actual results are outlined in the company’s Form 10-K for the year ended December 31, 2019, and in subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC and available at www.sec.gov. Forward-looking statements speak only as of the dates on which they are made and except as required by law, Digimarc undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

In addition to our forward-looking statements, we may reference or disclose from time to time statements or information provided to or about us by our investors, partners and actual or prospective customers. Such statements and information reflect the beliefs, expectations, views and opinions of the party making such statements, not of the Company. The Company cannot verify or vouch for such information, and investors are cautioned not to place undue reliance on any such statements.

Company contact:

Charles Beck

CFO

charles.beck@digimarc.com

+1 503-469-4721

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